Exhibit 99.2

Release: April 21, 2021

CP announces results of director elections; shareholders approve five-for-one share split

Calgary – Canadian Pacific Railway Limited (TSX: CP) (NYSE: CP) announces that all resolutions placed in front of shareholders at its 2021 annual and special meeting earlier today have been passed, including (i) the election of all 11 nominees listed in the management proxy circular dated March 10, 2021 as directors of CP, and (ii) the special resolution approving the five-for-one share split of CP’s issued and outstanding common share (the “Share Split”). Further details regarding the implementation of the Share Split are set out below.

All directors received at least 95.62 percent of votes cast, the advisory vote on executive compensation (Say-on-Pay) received 96.65 percent approval, the Share Split received 99 percent approval and the non-binding and the advisory shareholder proposal on climate change submitted by TCI Fund Management Limited received 85.36 percent approval. The detailed results of the vote by ballot on the election of directors are as follows:

	% Votes For	% Votes Withheld
The Hon. John Baird	99.40%	0.60%
Isabelle Courville	99.52%	0.48%
Keith E. Creel	99.78%	0.22%
Jill Denham	95.62%	4.38%
Edward Hamberger	99.84%	0.16%
Rebecca MacDonald	98.58%	1.42%
Edward Monser	99.80%	0.20%
Matthew Paull	99.43%	0.57%
Jane Peverett	98.78%	1.22%
Andrea Robertson	99.79%	0.21%
Gordon Trafton	99.82%	0.18%

Final voting results on all matters voted on at the annual and special meeting will be filed on SEDAR (www.sedar.com) and EDGAR (www.sec.gov).

Share Split

As the shareholders approved the Share Split at the 2021 annual and special meeting of shareholders held earlier today, CP will proceed to file articles of amendment under the Canada Business Corporations Act to effect the Share Split. Shareholders of record as of the close of business on May 5, 2021 (the “Record Date”) will receive from Computershare Investor Services Inc. (“Computershare”), CP’s registrar and transfer agent, on May 13, 2021 (the “Payment Date”) four additional common shares for every one common share held. As at the close of markets on April 20, 2021, CP had 133,321,717 common shares issued and outstanding. Adjusting for the Share Split, as of April 20, 2021, there would have been 666,608,585 common shares issued and outstanding.

The Share Split will not change the rights of holders of common shares and will not change a shareholder’s proportionate ownership in CP. All future dividends declared by CP will reflect the Share Split. CP believes the Share Split will encourage greater market liquidity and wider distribution of its common shares among a broader investor base.

The New York Stock Exchange and the Toronto Stock Exchange have determined that CP’s common shares will trade on a due bill basis from May 4, 2021 (being one trading day prior to the Record Date) to the Payment Date (i.e., May 13, 2021), inclusive. A due bill is an entitlement attached to listed securities undergoing a material corporate action, such as the Share Split. In this instance, the entitlement is to the additional common shares issuable as a result of the Share Split. Any trades that are executed during the due bill period will be flagged to ensure purchasers receive the entitlement to the additional common shares issuable as a result of the Share Split. Ex-distribution trading in the common shares on a split-adjusted basis will commence on May 14, 2021, as of which date purchases of common shares will no longer have the attaching entitlement to the additional common shares. The due bill redemption date will be May 17, 2021.

Shareholders do not need to take any action. Currently outstanding share certificates representing common shares will continue to be effective. They should be retained by shareholders and should not be forwarded to CP or Computershare. CP will use the direct registration system (“DRS”) to electronically register the common shares issued pursuant to the Share Split, rather than issuing physical share certificates. On May 14, 2021 (i.e. one day after the Payment Date), Computershare will send out DRS advice statements to registered shareholders indicating the number of additional common shares that they are receiving as a result of the Share Split. This will allow shareholders to hold their additional common shares in book-entry form without having a physical share certificate issued. In addition, Computershare will electronically issue the appropriate number of common shares to CDS Clearing and Depositary Services Inc. and the Depository Trust Company for distribution to non-registered (beneficial) shareholders. Non-registered (beneficial) shareholders who hold their common shares in an account with their investment dealer or other intermediary will have their accounts automatically updated to reflect the Share Split in accordance with the applicable brokerage account providers’ usual procedures.

The Share Split is not expected to result in taxable income or in any gain or loss to shareholders for Canadian federal income tax purposes. Shareholders are advised to consult with their own tax advisors for further information. The Share Split will not dilute shareholders’ equity. All share and per share data for future periods will reflect the Share Split. CP’s equity compensation plan as well as CP’s normal course issuer bid will be adjusted to reflect the Share Split.

The Share Split would result in Kansas City Southern (“KCS”) stockholders receiving the right to receive 2.445 CP shares and US$90.00 in cash for each share of KCS common stock held upon consummation of the previously announced transaction with KCS.

Further details of the Share Split are contained in CP’s management proxy circular dated March 10, 2021, which was filed on SEDAR (www.sedar.com) under CP’s profile on March 16, 2021 and which is available on CP’s website (www.cpr.ca).

Note on forward-looking information

This news release contains certain forward-looking information and forward-looking statements (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information includes, but is not limited to, statements concerning expectations, beliefs, plans, goals, objectives, assumptions and statements about possible future events, conditions, and results of operations or performance. Forward-looking information may contain statements with words or headings such as “will”, “anticipate”, “believe”, “expect”, “plan”, “should” or similar words suggesting future outcomes.

This news release contains forward-looking information relating, but not limited to, the Share Split, including the Record Date, the Payment Date, the due bill trading dates, the ex-distribution date, the due bill redemption date, the Canadian federal income tax consequences of the Share Split and the consideration to be received by KCS stockholders if the proposed transaction with KCS closes into a voting trust.

The forward-looking information contained in this news release is based on current expectations, estimates, projections and assumptions, having regard to CP’s experience and its perception of historical trends, and includes, but is not limited to, expectations, estimates, projections and assumptions relating to: North American and global economic growth; commodity demand growth; agricultural production; commodity prices and interest rates; performance of our assets and equipment; sufficiency of our budgeted capital expenditures in carrying out our business plan; our ability to complete our capital and maintenance projects on the timelines anticipated; applicable laws, regulations and government policies; the availability and cost of labour, services and infrastructure; the satisfaction by third parties of their obligations to CP; the anticipated impacts of the novel strain of coronavirus (and the disease known as COVID-19); and capital investments by third parties. Although CP believes the expectations, estimates, projections and assumptions reflected in the forward-looking information presented herein are reasonable as of the date hereof, there can be no assurance that they will prove to be correct. Current conditions, economic and otherwise, render assumptions, although reasonable when made, subject to greater uncertainty.

Undue reliance should not be placed on forward-looking information as actual results may differ materially from those expressed or implied by forward-looking information. By its nature, CP’s forward-looking information involves inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking information, including, but not limited to, the following factors: changes in business strategies; general North American and global economic, credit and business conditions; risks associated with agricultural production, such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; changes in commodity prices; uncertainty surrounding timing and volumes of commodities being shipped via CP; inflation; changes in laws, regulations and government policies, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; changes in fuel prices; uncertainties of investigations, proceedings or other types of claims and litigation; labour disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; trade restrictions or other changes to international trade arrangements; climate change; various events that could disrupt operations, including severe weather, such as droughts, floods, avalanches and earthquakes, and cybersecurity attacks, as well as security threats and governmental response to them, and technological changes; and the pandemic created by the outbreak of the novel strain of coronavirus (and the disease known as COVID-19) and resulting effects on economic conditions, the demand environment for logistics requirements and energy prices, restrictions imposed by public health authorities or governments, fiscal and monetary policy responses by governments and financial institutions, and disruptions to global supply chains. The foregoing list of factors is not exhaustive. These and other factors are detailed from time to time in reports filed by CP with securities regulators in Canada and the United States. Reference should be made to “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Forward-Looking Statements” in CP’s annual and interim reports on Form 10-K and 10-Q.

The forward-looking information contained in this news release is made as of the date hereof. Except as required by law, CP undertakes no obligation to update publicly or otherwise revise any forward-looking information, or the foregoing assumptions and risks affecting such forward-looking information, whether as a result of new information, future events or otherwise.

About Canadian Pacific

Canadian Pacific is a transcontinental railway in Canada and the United States with direct links to major ports on the west and east coasts. CP provides North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of CP. CP-IR

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